UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 6, 2014

 Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)
(503) 268-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lattice Semiconductor Corporation Amended 2013 Incentive Plan
On May 6, 2014, the stockholders of Lattice Semiconductor Corporation (the “Company”) approved the Lattice Semiconductor Corporation amended 2013 Incentive Plan (the “Amended 2013 Plan”) at the annual meeting of stockholders (the “Annual Meeting”). The Amended 2013 Plan was previously approved by the Board, upon recommendation by the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting.
The 2013 Plan was amended to increase by 4,700,000 shares (from 3,640,000 shares to 8,340,000 shares) the number of shares of our common stock available for issuance under the Plan. Unless sooner terminated by the Board or the Committee, the Amended 2013 Plan will terminate on May 1, 2023.
A detailed summary of the Amended 2013 Plan can be found on pages 11-16 of the Company’s definitive Proxy Statement on Schedule 14A filed on March 20, 2014, which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2013 Plan, which was attached as Appendix A to such definitive Proxy Statement and is incorporated herein by reference.

Lattice Semiconductor Corporation Amended 2011 Non-Employee Director Equity Incentive Plan
On May 6, 2014, the stockholders of the Company also approved the Lattice Semiconductor Corporation amended 2011 Non-Employee Director Equity Incentive Plan (the “Amended Director Plan”) at the Annual Meeting. The Amended Director Plan was previously approved by the Board, upon recommendation by the Committee, subject to stockholder approval at the Annual Meeting.
The 2011 Non-Employee Director Equity Incentive Plan was amended to increase by 300,000 (from 1,110,000 shares to 1,410,000 shares) the number of shares of common stock available for issuance under the Amended Director Plan. Unless sooner terminated by the Board or the Committee, the Amended Director Plan will terminate on May 1, 2021.
A detailed summary of the Amended Director Plan can be found on pages 17-20 of the Company’s definitive Proxy Statement on Schedule 14A filed on March 20, 2014, which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Director Plan, which was attached as Appendix B to such definitive Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of stockholders of Lattice Semiconductor Corporation (the "Company") was held on Tuesday, May 6, 2014, in Hillsboro, Oregon. Stockholders representing 107,923,437 shares, or 92.16% of the outstanding shares as of the March 7, 2014 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.
Proposal 1: Election of Directors

On February 4, 2014, the board of directors unanimously approved a proposal to reduce the number of directors serving on the board of directors from nine to seven effective immediately prior to the Company’s 2014 Annual Meeting. Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Darin G. Billerbeck	99,711,930	53,850	—	8,157,657
Patrick S. Jones	97,948,727	1,817,053	—	8,157,657
Robin A. Abrams	86,538,328	13,227,452	—	8,157,657
John Bourgoin	99,520,040	245,740	—	8,157,657
Balaji Krishnamurthy	99,512,859	252,921	—	8,157,657
Robert R. Herb	98,891,768	874,012	—	8,157,657
Mark E. Jensen	99,093,341	672,439	—	8,157,657

Proposal 2: Approval of the amended Lattice Semiconductor Corporation 2013 Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
85,566,357	14,157,313	42,110	8,157,657

Proposal 3: Approval of the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
84,370,414	15,361,156	34,210	8,157,657

Proposal 4: Advisory Approval of Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company's named executive officers was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
98,824,125	899,500	42,155	8,157,657

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of KPMG LLP was approved, and the voting results are set forth below:

For	Withheld	Abstain	Broker Non-Votes
107,809,562	89,608	24,267	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: May 8, 2014	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel